Exhibit 10.1

COMPENSATION PLAN AGREEMENT

THIS COMPENSATION PLAN AGREEMENT (this “Agreement”) dated as of October 2, 2015 is between Google Inc., a Delaware corporation (“Google”) (which will be the surviving entity following the merger at the Effective Time (as defined herein), in which Maple Technologies Inc., a Delaware corporation (“MergerSub”) will be merged with and into Google) and Alphabet Inc., a Delaware corporation (“Alphabet”). All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of October 2, 2015 (the “Merger Agreement”), by and among Google, Alphabet and MergerSub.

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, MergerSub will be merged with and into Google, with Google continuing as the surviving entity in such merger and each outstanding share of capital stock of Google (“Google Stock”) will be converted into one share of capital stock of Alphabet (“Alphabet Stock”) of the same class and with the same rights and privileges relative to Alphabet that such share had relative to Google prior to the merger (the “Reorganization”);

WHEREAS, in connection with the Reorganization, (A) Google will transfer (including sponsorship of) to Alphabet, and Alphabet will assume (including sponsorship of), Google’s equity compensation plans listed in Exhibit A and any subplans, appendices or addendums thereto (the “Google Equity Compensation Plans”) and all obligations of Google pursuant to each stock option to purchase a share of Google Stock (a “Google Option”) and each right to acquire or vest in a share of Google Stock (a “Google Stock Unit” and each of a Google Option and a Google Stock Unit, a “Google Equity Award”) that is outstanding immediately prior to the Effective Time and (i) issued under the Google Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “Google Equity Award Grant Agreement” and such grant agreements together with the Google Equity Compensation Plans, the “Google Equity Compensation Plans and Agreements”) or (ii) granted by Google outside of the Google Equity Compensation Plans and Agreements pursuant to NASDAQ Listing Rule 5635(c), all upon the terms and subject to the conditions set forth in the Merger Agreement and this Agreement, and (B) each such Google Equity Award will be converted into (A) with respect to each Google Stock Unit, a right to acquire or vest in a share of Alphabet Stock or (B) with respect to a Google Option, an option to purchase a share of Alphabet Stock at an exercise price per share equal to the exercise price per share of Google Stock subject to such Google Option immediately prior to the Effective Time;

WHEREAS, Google maintains the Google Inc. Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”);

WHEREAS, the Board of Directors of Google has determined that it is in the best interests of Google for Google to enter into this Agreement;

WHEREAS, the Board of Directors of Alphabet has determined that it is in the best interests of Alphabet and its shareholders for Alphabet to enter into this Agreement;

WHEREAS, the Board of Directors of Google and the Board of Directors of Alphabet have determined that the Reorganization does not constitute a “Change in Control” under the Google Equity Compensation Plans and Agreements or the Google Equity Awards, as such term is defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Google and Alphabet hereby agree as follows:

I.

EQUITY PLANS AND AWARDS

1.     Subject to and as of the Effective Time, Alphabet will assume and will perform, from and after the Effective Time, all of the obligations of Google pursuant to the Google Equity Compensation Plans and Agreements.

2.     Subject to and as of the Effective Time, (a) Alphabet will assume each Google Equity Award that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time (i) issued under the Google Equity Compensation Plans and Agreements or (ii) granted by Google outside of the Google Equity Compensation Plans and Agreements pursuant to NASDAQ Listing Rule 5635(c) and (b) each such Google Equity Award shall be converted into (A) with respect to each Google Stock Unit, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Google Equity Compensation Plan and/or Google Equity Award Grant Agreement (as modified herein), a share of Alphabet Stock with the same rights and privileges applicable to the share of Google Stock subject to such Google Stock Unit immediately prior to the Effective Time and (B) with respect to a Google Option, an option to purchase, on otherwise the same terms and conditions as were applicable under the applicable Google Equity Compensation Plan and/or Google Equity Award Grant Agreement (as modified herein), a share of Alphabet Stock with the same rights and privileges applicable to the share of Google Stock subject to such Google Option immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of Google Stock subject to such Google Option immediately prior to the Effective Time. All Google Options shall be adjusted and converted in accordance with the requirements of Section 424 of the United States Internal Revenue Code of 1986, as amended, and regulations thereunder.

3.     At the Effective Time, the Google Equity Awards, the Google Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of Google Stock shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Google in such awards, documents and provisions shall be read to refer to Alphabet and references to Google Stock in such awards, documents and provisions shall be read to refer to Alphabet Stock. Alphabet and Google agree to (i) prepare and execute all amendments to the Google Equity Compensation Plans and Agreements, Google Equity Awards and other documents necessary to effectuate Alphabet’s assumption of the Google Equity Compensation Plans and Agreements and outstanding Google Equity Awards, (ii) provide notice of the assumption to holders of such Google Equity Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

4.     On or prior to the Effective Time, Alphabet shall reserve sufficient shares of Alphabet Stock to provide for the issuance of Alphabet Stock to satisfy Alphabet’s obligations under this Agreement with respect to the Google Equity Compensation Plans and Agreements and Google Equity Awards.

5.     Google and Alphabet agree that the Reorganization does not constitute a “Change in Control” under the Google Equity Compensation Plans and Agreements or the Google Equity Awards, as such term is defined therein.

II.

DEFERRED COMPENSATION PLAN

1.     Subject to and as of the Effective Time, Alphabet will assume and will perform, from and after the Effective Time, all of the obligations of Google pursuant to the Deferred Compensation Plan, noting that no assets of Alphabet shall be held in any way as collateral security for the fulfilling of the obligations of Alphabet, any and all of Alphabet’s assets shall be, and remain, the general unpledged, unrestricted assets of Alphabet, subject to the claims of Alphabet’s general creditors and that Alphabet’s obligation as to the Deferred Compensation Plan shall be merely that of an unfunded and unsecured promise of Alphabet to pay money in the future, and the rights of any participants or beneficiaries of the Deferred Compensation Plan shall be no greater than those of unsecured general creditors of Alphabet.

2.     At the Effective Time, the Deferred Compensation Plan shall be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Google shall be read to refer to Alphabet. Alphabet and Google agree to prepare and execute all amendments to the Deferred Compensation Plan and other documents necessary to effectuate Alphabet’s assumption of the Deferred Compensation Plan.

III.

MISCELLANEOUS

1.     Each of Google and Alphabet will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Compensation Plan Agreement as of the date first written above.

GOOGLE INC.
a Delaware corporation

By:	/s/ Kenneth Yi
Name: Kenneth Yi
Title: Assistant Secretary

ALPHABET INC. a Delaware corporation

By:	/s/ Christine Flores
Name: Christine Flores
Title: Assistant Secretary

Exhibit A

Equity Plans

•	The Google Inc. 2004 Stock Plan
•	The Google Inc. 2012 Stock Plan
•	The AdMob, Inc. 2006 Stock Plan and UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan
•	Click Holding Corp. 2005 Stock Incentive Plan
•	The Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan

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